As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5856795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Vislink Technologies, Inc.
Carleton M. Miller

101 Bilby Rd., Suite 15, Bldg. 2

Hackettstown, NJ 07840

(941) 953-9035

(Address, including zip code, and telephone number, including area code, of principal executive offices)

The Company Corporation

251 Little Falls Drive

Wilmington, DE 19808

(866) 963-8506

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Victor H. Boyajian, Esq.

Ira L. Kotel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Telephone: (212) 768-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-238013

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	—
Preferred Stock, par value $0.00001 per share	—
Warrants	—
Units	—
Total(2):	$14,000,000	$1,527.40	(3)

(1)	The Registrant previously registered securities, including common stock, preferred stock, warrants and units comprised of same, with an aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-238013) filed by the Registrant on May 5, 2020 and declared effective by the Securities and Exchange Commission on May 13, 2020 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, warrants, and units comprised of same having a proposed maximum aggregate offering price of $14,000,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements. The securities registered also include such indeterminate number of shares of common stock, preferred stock or warrants as may be issued pursuant to the anti-dilution provisions of any such securities.
(2)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, warrants and units.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $14,000,000 of securities, including common stock, preferred stock, warrants and units comprised of same, of Vislink Technologies, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-238013), which was declared effective by the Commission on May 13, 2020 (the “Prior Registration Statement”), including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $14,000,000

The required opinion and consent is listed on an Exhibit Index attached hereto and filed herewith.

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on February 5, 2021); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Number	Exhibit Title
5.1	Opinion of Dentons US LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney.

*Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Sarasota, State of Florida on the 4th day of February, 2021.

VISLINK TECHNOLOGIES, INC.

By:	/s/ Carleton M. Miller
Carleton M. Miller Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carleton M. Miller	Chief Executive Officer (Principal Executive Officer) and Director	February 4, 2021
Carleton M. Miller

/s/ Michael Bond	Chief Financial Officer (Principal Financial and Accounting Officer)	February 4, 2021
Michael Bond

/s/ *	Chairman of the Board of Directors	February 4, 2021
Susan Swenson

/s/ *	Director	February 4, 2021
Ralph Faison

/s/ *	Director	February 4, 2021
James T. Conway

/s/ *	Director	February 4, 2021
Jude T. Panetta

/s/ *	Director	February 4, 2021
Brian K. Krolicki

*By:	/s/ Carleton M. Miller	Attorney-in-Fact	February 4, 2021